Exhibit 10.66

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”), dated as of March 13, 2009 (the “Effective Date”), by and among Averion International Corp., a Delaware corporation (the “Company”), on the one hand, and (i) the 2007 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2007 Notes (defined below) (a “2007 Required Majority”); and (ii) the 2008 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2008 Notes (defined below) (a “2008 Required Majority”), on the other hand, amends: (i) that certain Securities Purchase Agreement by and among the Company and the 2007 Buyers dated as of October 31, 2007, as amended on November 5, 2007, and further amended on June 27, 2008 (the “2007 Securities Purchase Agreement”); and (ii) those certain Notes (defined below) entered into in connection with the 2007 Securities Purchase Agreement and 2008 Securities Purchase Agreement (defined below) between the Company and each Buyer (defined below).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 2007 Securities Purchase Agreement or the 2008 Securities Purchase Agreement, as applicable.

RECITALS

WHEREAS, the Company, on the one hand, and certain buyers, on the other hand (the “Initial 2007 Buyers”), previously entered into the 2007 Securities Purchase Agreement on October 31, 2007, pursuant to which the Company sold Twenty Four Million Dollars ($24,000,000) of senior secured notes to the Initial Buyers (the “Initial 2007 Notes”) and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of the Company’s common stock to the Initial 2007 Buyers;

WHEREAS, the Company, on the one hand, and certain additional buyers, on the other hand (the “Additional 2007 Buyers,” and together with the Initial 2007 Buyers, the “2007 Buyers”), previously entered into that certain Amendment to Securities Purchase Agreement and Joinder Agreement dated as of November 5, 2007, pursuant to which the Company sold an additional Two Million Dollars ($2,000,000) of senior secured notes to the Additional 2007 Buyers (the “Additional 2007 Notes,” and together with the Initial 2007 Notes, the “2007 Notes”) and issued an aggregate of nine million six hundred thousand (9,600,000) shares of the Company’s common stock to the Additional 2007 Buyers;

WHEREAS, the Company, on the one hand, and certain additional buyers, on the other hand (the “2008 Buyers,” and together with 2007 Buyers, the “Buyers”), previously entered into that certain Securities Purchase Agreement by and among the Company and the 2008 Buyers dated as of June 27, 2008 (the “2008 Securities Purchase Agreement”), pursuant to which the Company sold an additional Two Million Dollars ($2,000,000) of senior secured notes to the 2008 Buyers (the “2008 Notes,” and together with the 2007 Notes, the “Notes”) and issued an aggregate of nine million six hundred thousand (9,600,000) shares of the Company’s common stock to the 2008 Buyers;

WHEREAS, pursuant to Section 4(h) of the 2007 Securities Purchase Agreement, in the event that any 2007 Buyer’s Note is outstanding on the first (1st) anniversary of its respective Closing Date, whether such date be October 31, 2008 or November 5, 2008, the Company shall pay such 2007 Buyer a transaction fee in an amount of cash equal to two percent (2%) of the Purchase Price of such outstanding 2007 Note (the “Transaction Fee”);

WHEREAS, pursuant to Section 4 of each Note, interest accrues on each Note and is payable by the Company in cash on the last day of each calendar quarter, beginning with the calendar quarter that commenced on, with respect to the 2007 Notes, October 1, 2007, and with respect to the 2008 Notes, April 1, 2008 (each, a “Quarterly Interest Payment”);

WHEREAS, pursuant to Section 3(b) of each Note, on the twentieth (20th) day following each calendar quarter, the Company shall deliver to each Buyer a certificate setting forth the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio and the Cash and Cash Equivalents (each as defined in the Notes) and in the event that there is a Financial Covenant Test Failure (as defined in the Notes) as of the last day immediately preceding such calendar quarter, the Company shall immediately prepay to each Buyer an amount equal to each Buyer’s Pro Rata Financial Covenant Test Failure Amount (as defined in the Notes) (each, a “Mandatory Prepayment Upon a Financial Covenant Test Failure”);

WHEREAS, (A) the Company and a 2007 Required Majority now desire to amend Section 4(h) of the 2007 Securities Purchase Agreement to reflect that the Transaction Fee due to the 2007 Buyers upon the one (1) year anniversary of their respective Closing Dates shall be paid on the date hereof, at the option of each 2007 Buyer, either by: (a) paying to each 2007 Buyer an amount of cash equal to such 2007 Buyer’s Transaction Fee amount, or (b) by issuing to each 2007 Buyer, in lieu of a cash payment equal to such 2007 Buyer’s Transaction Fee amount, a new senior secured note in principal amount equal to three percent (3%) of the Purchase Price of such 2007 Buyer’s Note and on the same terms and conditions as the 2007 Notes (the “New Notes”); and (B) the Company, a 2007 Required Majority and a 2008 Required Majority now desires to: (i) amend Section 4 of each Note to provide that the Quarterly Interest Payments for the calendar quarters commencing on October 1, 2008 and January 1, 2009 shall be due and payable by the Company to each Buyer on June 30, 2009; and (ii) provide that for a period of one (1) year after the Effective Date, each Buyer waives any and all right to a Mandatory Prepayment Upon a Financial Covenant Test Failure as set forth in the Notes or New Notes and waives any and all rights and remedies arising from any Financial Covenant Test Failure as set forth in the Notes or New Notes, including, without limitation, rights and remedies arising if: (A) the Revenue Ratio is less than the Required Revenue Ratio; (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount (each as defined in the Notes); and

WHEREAS, (i) pursuant to Section 11(e) of the 2007 Securities Purchase Agreement, the Company and a 2007 Required Majority must consent to any amendment to the 2007 Securities Purchase Agreement, with any such amendment approved by the 2007 Required Majority binding on all 2007 Buyers; (ii) pursuant to Section 6 of each 2007 Note, the Company and a 2007 Required Majority must consent to any amendment to the 2007 Notes, with any such amendment approved by the 2007 Required Majority binding on all 2007 Buyers; and (iii) pursuant to Section 6 of each 2008 Note, the Company and a 2008 Required Majority must consent to any amendment to the 2008 Notes, with any such amendment approved by the 2008 Required Majority binding on all 2008 Buyers.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A M E N D M E N T

1.                                       Amendment to 2007 Securities Purchase Agreement.  The last sentence of Section 4(h) of the 2007 Securities Purchase Agreement is hereby deleted and replaced in its entirety by the following text:

“In addition, in the event any Buyer’s Note is outstanding on the first (1st) anniversary of the Closing Date, the Company shall pay such Buyer a transaction fee in an amount equal to two percent (2%) of the Purchase Price of such outstanding Note, which transaction fee shall be paid on March 13, 2009, at the option of each Buyer, either by (i) paying to such Buyer a cash payment in an amount equal to two percent (2%) of

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the Purchase Price of such Buyer’s original Note, or (ii) issuing to such Buyer, in lieu of a cash payment of such transaction fee, a new senior secured note on the same terms and conditions as set forth in such Buyer’s original Note in a principal amount equal to three percent (3%) of the Purchase Price of such Buyer’s original Note.”

2.                                       Amendments to Notes.

a.           Amendment to Quarterly Interest Payments.  Section 4 of each Note shall be, and hereby is, amended to provide that the Quarterly Interest Payment amounts for the calendar quarters commencing on October 1, 2008 and January 1, 2009 shall not be due and payable to the Buyers until June 30, 2009.

b.           Waiver of Mandatory Prepayment Upon a Financial Covenant Test Failure.  For the period of one (1) year after the Effective Date, each Buyer hereby waives any and all right to a Mandatory Prepayment Upon a Financial Covenant Test Failure as set forth in the Notes and waives any and all other rights or remedies arising from any Financial Covenant Test Failure as set forth in the Notes, including, without limitation, rights and remedies arising if: (A) the Revenue Ratio is less than the Required Revenue Ratio; (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount (each as defined in the Notes).  For the avoidance of doubt, to the extent a Financial Covenant Test Failure exists during such one (1) year period, no Mandatory Prepayment Upon a Financial Covenant Test Failure shall ever be due related thereto.

c.           Treatment of New Notes.  Each Buyer acknowledges and agrees that any New Note issued hereunder shall also be subject to the amendments and waivers set forth in this Section 2.

3.                                       Full Force and Effect.  Except as modified above, all other terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms.

4.                                       Miscellaneous.

a.           Agreement Amended.  Subject to the provisions of this Section 4, this Amendment shall be deemed to be an amendment to the 2007 Securities Purchase Agreement and the Notes.  All references to the 2007 Securities Purchase Agreement or the Notes in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the 2007 Securities Purchase Agreement and Notes as amended hereby.

b.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, the Buyers and their respective successors and assigns.

c.           Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

d.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

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IN WITNESS WHEREOF, the Company, a 2007 Required Majority and a 2008 Required Majority have caused this OMNIBUS AMENDMENT to be duly executed as of the Effective Date.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Lawrence R. Hoffman
Name: Lawrence R. Hoffman
Title: Chief Financial Officer

[Company Signature Page to Omnibus Amendment]

BUYERS:

Executed with respect to all 2007 Notes or 2008 Notes held by such Buyer:

COMVEST INVESTMENT PARTNERS II LLC, a Delaware
limited liability company

By:	/s/ Michael Falk
Name:	Michael Falk
Title:	Managing Member

CUMULUS INVESTORS, LLC, a Nevada limited liability company

By:	/s/ Nader J. Kazeminy
Name:	Nader J. Kazeminy
Title:	Chairman and President

/s/ Philip T. Lavin, Ph.D.
PHILIP T. LAVIN, PH.D., in his individual capacity

/s/ Dr. Gene Resnick
DR. GENE RESNICK, in his individual capacity

MICROCAPITAL FUND, LTD., a Cayman-domiciled investment corporation

By:	/s/ Ian P. Ellis
Name:	Ian P. Ellis
Title:	Director

MICROCAPITAL FUND LP, a Delaware limited partnership

By:	/s/ Ian P. Ellis
Name:	Ian P. Ellis
Title:	President

[Buyer Signature Page to Omnibus Amendment]